Exhibit 31.6

CERTIFICATION

I, Robert G. Costantini, certify that:

1. I have reviewed this Amendment No.3 to the Quarterly Report on Form 10-Q of ORBCOMM Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 12, 2010

/s/ Robert G. Costantini
Robert G. Costantini,
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)